Exhibit 3.1

Statuts

de

Addex Therapeutics Ltd

I.                                        Raison sociale, Siege, Durée, But

Article 1

Raison sociale, siège, durée

Il existe sous la raison sociale Addex Therapeutics Ltd (Addex Therapeutics SA) (la “Société”) une société anonyme qui est régie par les présents Statuts et par le titre XXVI du Code suisse des Obligations (“CO”). Le siège de Ia Société est à Plan-les-Ouates, canton de Genéve. La durée de Ia Société est indéterminée.

Article 2

But

La Société a pour but l’acquisition, la détention, la gestion, l’aliénation et le financement de participations dans toutes sociétés ou entreprises, suisses ou étrangères, à l’exclusion de participations immobilières, sauf dans les cas où la législation suisse le permet.

La Société peut créer des filiales, succursales et bureaux de représentation en Suisse et a l’étranger. Elle peut se porter garante ou accorder tout autre type de garantie en relation avec des engagements de sociétés affiliées. Elle peut en outre faire toutes opérations commerciales, financières et autres en vue de promouvoir, ou en relation avec, le but de la Société.

La Société peut acquérir, gérer, exploiter et vendre, en Suisse et a l’étranger, des droits de propriété intellectuelle et, dans le cas où la législation suisse le permet, des biens immobiliers.

II.                                   Capital-actions, Bons de jouissance, Certificats d’actions, Registre des Actionnaires, Représentants

Article 3

Capital-actions

Le capital-actions de la Société est de CHF 13’454’553.-. Il est divisé en 13’454’553 actions nominatives d’une valeur nominale de CHF 1.- chacune.

Les actions sont entièrement libérées.

Par une modification des presénts Statuts, l’assemblée générale des actionnaires peut en tout temps convertir des actions nominatives en actions au porteur ou des actions au porteur en actions nominatives et, le cas échéant, des bons de participation en actions

Article 3a

Bons de jouissance

La Société a émis 1’700 (mille sept cents) bons de jouissance nominatifs destinés aux employés, aux membres du conseil d’administration et/ou consultants de la Société ou d’une autre société du groupe en fonction des règles adoptées par le conseil d’administration de la Société.

Les bons de jouissance ne sont pas incorporés dans un titre.

Les bons de jouissance ne sont transmissibles qu’avec l’accord préalable du conseil d’administration.

Les bons de jouissance ne constituent pas un élément du capital-actions et n’ont pas de valeur nominale. Ils ne confèrent ni droit de vote, ni le droit de participer aux assemblées générales. Chaque bon de jouissance confère (i) le droit de souscrire à 1’000 actions, ainsi que (ii) un droit à une part du produit de liquidation déterminée conformément à l’article 34 des presents Statuts.

La Société tient un registre des détenteurs de bons de jouissance qui mentionne les nom et prénom(s) (ou, dans le cas de personnes morales, la raison sociale), l’adresse et la nationalité (ou, dans le cas de personnes morales, le siège) des détenteurs de bons de jouissance. A l’égard de la Société, est considérée comme détenteur, la personne inscrite au registre des détenteurs de bons de jouissance. Les dispositions relatives au registre des actionnaires (article 5 des présents Statuts) sont applicables par analogie au registre des détenteurs de bons de jouissance.

Le conseil d’administration peut en tout temps détenir, acquérir et aliéner des bons de jouissance pour le compte de la Société. La Société peut en tout temps annuler des bons de jouissance.

Article 3b

‘Capital-actions autorisé

Jusqu’au 23 juin 2018, le conseil d’administration peut augmenter le capital-actions d’un montant de CHF 6’727’276.- par l’émission de 6’727’276 actions nominatives entièrement libérées d’une valeur nominate de CHF 1 chacune. Une augmentation du capital-actions en plusieurs tranches est autorisée. Le conseil d’administration détermine le prix d’émission, le moyen de paiement, la date d’émission des nouvelles actions, les conditions d’exercice des droits de souscription préferentiels et la date à partir de laquelle les nouvelles actions donnent droit au paiement d’un dividende. A cet égard, le conseil d’administration peut émettre de nouvelles actions par une souscription ferme opérée au travers d’une institution bancaire, d’un syndicat ou de tout autre tiers comprenant une offre subséquente de ces actions aux actionnaires actuels (à moins que les droits de souscription préférentiels des actionnaires actuels ne soient supprimés). Le conseil d’administration peut laisser se périmer les droits de souscription préférentiels qui n’ont pas été exercés; il peut également vendre aux conditions du marché ces droits et/ou les actions liées aux droits de souscription préférentiels accordés mais non exercés, ou les utiliser dans un autre but conforme à l’intérêt de la Société.

La souscription et l’acquisition des nouvelles actions, ainsi que tout transfert subséquent, sont soumis aux restrictions prévues à l’article 5 des présents Statuts.

Le conseil d’administration peut restreindre ou exclure les droits de souscription préférentiels des actionnaires et les attribuer à des tiers si les actions liées à ces droits doivent être utilisées (1) pour acquérir des entreprises, des parties d’entreprises ou des participations, ou pour réaliser de nouveaux investissements, ou, dans l’hypothèse d’un placement d’actions, pour financer ou refinancer de telles transactions; ou (2) dans le but de faire participer un partenaire stratégique (y compris dans l’hypothèse d’une offre publique d’acquisition) ou dans le but d’étendre le cercle de l’actionnariat dans certains marchés financiers; ou (3) pour l’octroi aux banques impliquées dans le placement des actions d’une option de sur-allocation (greenshoe) jusqu’a 20 pour cent, ou (4) afin de lever des capitaux de façon rapide et flexible, dans les cas où cela ne pourrait pas être réalisé sans exclure les droits de souscription préférentiels légaux des actionnaires actuels.

Article 3c

Capital-actions conditionnel

A)                                   Le capital-actions de la Société peut être augmenté d’un montant total maximum de CHF 2’600’000.- par l’émission de 2’600’000 actions nominatives au maximum, entièrement libérées et d’une valeur nominale de CHF 1 chacune, liées à l’exercice des droits d’option ou des droits de souscription attachés aux bons de jouissance attribués aux employés, aux membres du conseil d’administration et/ou consultants de la Société ou d’une autre société du groupe en fonction des règles adoptées adoptées par le conseil d’administration. Les droits de souscription préférentiels des actionnaires sont exclus. L’acquisition d’actions nominatives par l’exercice des droits d’option ou des droits de souscription attachés aux bons de jouissance et le transfert subséquent des actions nominatives sont soumis aux restrictions prévues à l’article 5 des présents Statuts.

B)                                   Le capital-actions de la Société peut être augmenté d’un montant maximal de CHF 4’127’276.- par l’emission de 4’127’276 actions nominatives au maximum, entièrement libérées et d’une valeur nominale de CHF 1 chacune, liées à l’exercice de droits d’option et/ou de conversion attribués en relation avec l’émission par la Société ou par une autre société du groupe d’obligations ou de tout autre instrument financier. En cas d’émission d’obligations ou de tout autre instrument financier couplés avec des droits d’option et/ou de conversion, les droits de souscription préférentiels des actionnaires sont exclus. Les détenteurs de droits d’option et/ou de conversion ont un droit de recevoir les nouvelles actions. Le conseil d’administration détermine les termes des droits d’option et/ou de conversion. L’acquisition d’actions nominatives par l’exercice de droits d’option ou de conversion et le transfert subséquent des actions nominatives sont soumis aux restrictions prévues à l’article 5 des présents Statuts.

Le conseil d’administration peut restreindre ou exclure les droits de souscription préférentiels des actionnaires (1) si une obligation ou tout autre instrument financier est émis avec un droit de conversion ou un warrant dans le but de financer ou de refinancer l’acquisition d’entreprises, de parties d’entreprises, ou de participations, ou de réaliser de nouveaux investissements, ou (2) si une obligation ou tout autre instrument financier est offert sur les marchés des capitaux nationaux ou internationaux avec une souscription ferme par une institution bancaire ou un consortium bancaire comprenant une offre subséquente au public. Si les droits de souscrire par avance sont exclus par le conseil d’administration, les règles suivantes s’appliquent: l’éemission d’obligations convertibles ou de warrants ou de tout autre instrument financier doit être réalisée aux conditions du marché (y compris les règles de protection contre la dilution applicables en fonction de la pratique du marché) et les nouvelles actions doivent être émises en application des droits de conversion ou d’exercice prévus à l’émission de l’obligation ou du warrant en cause. Les droits de conversion peuvent être exercés pendant 10 ans au maximum, et les warrants pendant 7 ans, dans les deux cas à compter de leurs dates d’émission respectives.

Article 4

Non impression des certificats d’actions

Les actionnaires peuvent en tout temps requérir de la Société qu’elle émette une confirmation du nombre d’actions nominatives détenues par I’actionnaire requérant. Les actionnaires n’ont cependant pas le droit de requérir l’impression ou la délivrance de certificats d’actions pour leurs actions nominatives. La Société peut toutefois en tout temps imprimer et remettre des certificats d’actions pour actions nominatives et peut, avec I’accord de I’actionnaire concerné, annuler les certificats d’actions qui Iui ont été remis sans devoir les remplacer.

Les actions nominatives dématérialisées, y compris les droits liés à de telles actions, se transfèrent uniquement par cession. Une telle cession n’est valable que si elle est notifiée a la Société.

Lorsque, au nom d’un actionnaire, une banque administre les droits issus d’actions nominatives dématérialisées, de telles actions et les droits qui y sont liés ne peuvent être cédés qu’avec le concours de la banque. En outre, ils ne peuvent être mis en gage qu’en faveur de la banque, auquel cas aucune notification à la Société n’est nécessaire.

Article 5

Registre des actionnaires, représentants (nominees)

La Société tient un registre des actionnaires qui mentionne les nom et prénom(s) (ou, dans le cas de personnes morales, la raison sociale), l’adresse et la nationalité (ou, dans le cas de personnes morales, le siège) des propriétaires et usufruitiers d’actions nominatives. Lorsqu’un actionnaire enregistré change d’adresse, il doit communiquer sa nouvelle adresse a la Société. Dans l’intervalle, toutes les communications par courrier sont

réputées avoir été faites valablement Iorsqu’elles ont été envoyées à l’adresse figurant dans le registre des actionnaires.

Les acquéreurs d’actions nominatives sont, sur demande, enregistrés comme actionnaires avec droit de vote, à condition qu’ils déclarent expressément qu’ils ont acquis les actions nominatives en cause en leur propre nom et pour leur propre compte.

Le conseil d’administration peut inscrire dans le registre des actionnaires des représentants (nominees) avec droit de vote qui possèdent jusqu’à 5 pour cent du capital-actions tel qu’indiqué au registre du commerce. Les actions nominatives détenues par un représentant (nominee) dépassant cette limite peuvent être inscrites avec droit de vote dans le registre des actionnaires, à condition que le représentant (nominee) révèle les nom et adresse des personnes, ainsi que le nombre d’actions des personnes, pour le compte desquelles it détient plus de 1 pour cent du capital-actions tel qu’indiqué au registre du commerce. Au sens du présent article, représentant (nominee) signifie toute personne qui ne déclare pas explicitement dans sa demande d’inscription qu’elle détient les actions concernées pour son propre compte et avec laquelle le conseil d’administration a conclu un accord à cet égard.

Les entités juridiques, les sociétés simples ou les autres groupes de personnes ou les propriétaires en commun, qui sont liés entre eux par une participation au capital, des droits de vote, une gestion uniforme ou de tout autre manière, ainsi que les personnes physiques ou morales qui agissent de concert afin de contourner les règles concernant les représentants (en particulier les syndicats) sont traités comme un seul et unique représentant (nominee) au sens du paragraphe précédent.

Après avoir entendu I’actionnaire inscrit ou le représentant (nominee), le conseil d’administration peut annuler, avec effet rétroactif à compter de la date d’inscription si nécessaire, I’inscription d’un actionnaire si celle-ci a été effectuée sur la base de fausses informations ou en violation de l’accord passé entre le représentant (nominee) et le conseil d’administration. L’actionnaire ou le représentant (nominee) en cause sont informés immédiatement de I’annulation de leur inscription.

Le conseil d’administration est habilité à prendre les dispositions d’application et les mesures nécessaires concernant le respect des règles qui précédent. Dans des cas particuliers, il peut octroyer des exemptions au régime des représentants (nominees). Il peut déléguer ces fonctions.

Les restrictions à I’inscription dans le registre des actionnaires prévues au présent article sont également applicables aux actions acquises ou souscrites par l’exercice de droits de souscription, d’option ou de conversion.

Article 6

Exercice des droits des actionnaires

Les actions ne sont pas divisibles. La Société n’accepte qu’un seul représentant par action.

Les droits de vote et autres droits liés à une action nominative peuvent être exercés uniquement par un actionnaire, un usufruitier ou un représentant inscrit dans le registre des actionnaires avec un droit de vote, ou par des personnes habilitées à exercer un tel droit de vote de par la loi, sous réserve de l’article 13 des présents Statuts, qui réglemente la représentation des actionnaires.

III.                              Organisation de Ia Société

Article 7

Organes de Ia Société

Les organes de Ia Société sont:

a)                                     L’assemblée générale;

b)                                     Le conseil d’administration; et

c)                                      L’organe de révision.

A.                                    L’assemblée générale

Article 8

Compétences de l’assemblée générale

L’assemblée générale des actionnaires est le pouvoir suprême de la Société. Elle a les droits inaliénables suivants:

1.                                      adopter et modifier les statuts;

2.                                      nommer et révoquer les membres du conseil d’administration, le président du conseil d’administration, les membres du comité de rémunération, I’organe de révision et le représentant indépendant;

3.                                      approuver le rapport annuel et les comptes de groupe;

4.                                      approuver les comptes annuels et déterminer I’emploi du bénéfice résultant du bilan, en particulier fixer le dividende;

5.                                      approuver Ia rémunération du conseil d’administration et de Ia direction exécutive selon l’article 27 des présents statuts;

6.                                      donner décharge aux membres du conseil d’administration et de Ia direction;

7.                                      prendre toutes les décisions qui lui sont réservées par la loi ou les statuts.

Article 9

Assemblées générales ordinaires et extraordinaires

L’assemblée générale ordinaire se réunit cheque année dans les six mois qui suivent Ia clôture de l’exercice social.

Une assemblée générale extraordinaire des actionnaires est réunie aussi souvent que le conseil d’administration ou l’organe de révision le juge nécessaire ou lorsque l’assemblée générale des actionnaires le demande. En outre, une assemblée générale extraordinaire est convoquée lorsqu’un ou plusieurs actionnaires représentant ensemble le dixième au moins du capital-actions le requièrent et soumettent par écrit une demande spécifiant les objets à placer à l’ordre du jour et, dans le cas d’une élection, le nom des candidats proposés.

Article 10

Convocation

L’assemblee générale des actionnaires est convoquée par le conseil d’administration ou, si nécessaire, par l’organe de révision vingt jours au moins avant la date de sa réunion. Les liquidateurs ont aussi Ia faculté de convoquer une assemblée générale des actionnaires.

La convocation a l’assemblée est faite par une annonce unique dans l’organe de publication officiel de la Société. Les détenteurs d’actions ordinaires peuvent aussi être informés par courrier ordinaire.

Le rapport de gestion, le rapport de compensation et les rapports de l’organe de révision doivent être mis à Ia disposition des actionnaires au siège de Ia Société au moins vingt jours avant la date de l’assemblée générale ordinaire. Une mention dans ce sens est faite dans l’invitation à l’assemblée générale des actionnaires.

La convocation à l’assemblée mentionne les objets à l’ordre du jour, les propositions du conseil d’administration et, le cas échéant, celles des actionnaires qui requièrent Ia tenue d’une assemblée des actionnaires ou la mention d’un objet à l’ordre du jour, et, dans le cas d’élections, les noms des candidats proposés.

Article 11

Ordre du jour

Un ou plusieurs actionnaires représentant des actions totalisant une valeur nominate de CHF 1’000’000 au moins ou dix pour cent au moins du capital-actions peuvent requérir l’inscription d’un objet à l’ordre du jour. Une telle requête doit être faite au conseil d’administration par écrit au moins 60 jours avant l’assemblée et doit spécifier les objets à l’ordre du jour et les propositions qui sont faites.

Aucune décision ne peut être prise sur des objets qui n’ont pas été portés valablement à l’ordre du jour. Cette disposition ne s’applique toutefois pas aux propositions faites durant une assemblée générale des actionnaires de convoquer une assemblée générale extraordinaire ou d’instituer un contrôle special.

ll n’est pas nécessaire d’annoncer à l’avance les propositions entrant dans le cadre des objets portés a l’ordre du jour, ni les déliberations qui ne doivent pas être suivies d’un vote.

Article 12

Président, scrutateur, procès-verbal

L’assemblée générale est présidée par le président du conseil d’administration. En son absence, c’est le vice-président ou tout autre membre du conseil d’administration désigne par celui-ci qui préside a L’assemblée générale.

Le président de l’assemblée désigne le secrétaire et le scrutateur, qui ne doivent pas nécessairement être actionnaires. Le procès-verbal est signé par le président de l’assemblée et par le secrétaire.

Article 13

Droits de vote, procurations, représentant indépendant

Chaque action inscrite en tant qu’action avec droit de vote dans le registre des actionnaires confère une voix à l’actionnaire inscrit.

Le conseil d’administration émet des règles de procvdure concernant la participation et la representation à l’assemblée générale des actionnaires. Chaque actionnaire peut être représenté à I’assemblée générale des actionnaires par le représentant indépendant ou une personne dûment autorisée par une procuration écrite. Le représentant n’a pas besoin d’être actionnaire.

L’assemblée générale des actionnaires élit le représentant indépendant pour une durée de fonctions s’achevant à la fin de l’assemblée générale ordinaire des actionnaires suivante. Une reelection est possible

Si la Société n’a pas de représentant indépendant, le conseil d’administration le désigne en vue de la prochaine assemblée générale des actionnaires.

Article 14

Décisions, élections

Sauf indication contraire de la loi ou des présents Statuts, l’assemblée générale des actionnaires décide et élit à la majorité absolue des voix attribuées aux actions représentées. En cas d’ègalite des voix, celle du président de l’assemblée est prépondérante.

Les décisions sont prises et les élections effectuées à mains levées, sauf si l’assemblée générale des actionnaires ou le président de l’assemblée décide de procéder à un vote par bulletin ou par voie électronique. S’il a un doute quant au résultat du vote, le président de l’assemblée peut à tout moment ordonner de procéder à nouveau à une élection ou à une décision à mains levées, par bulletin ou par voie électronique. Dans cette hypothèse, l’élection ou la dècision antérieure est reputée non avenue.

Si le premier scrutin n’aboutit pas à une élection et si plus d’un candidat s’est présenté à l’élection, le président de l’assemblée ordonne un second scrutin où prévaut le principe de majorité relative.

B.                                    Conseil d’administration

Article 15

Nombre de membres

Le conseil d’administration est composé de 1 membre au moins et de 11 membres au plus.

Article 16

Election, durée des fonctions

Les membres du conseil d’administration et le président du conseil d’administration sont élus individuellement par l’assemblée générale des actionnaires pour une durée de fonctions s’achevant à la fin de l’assemblée générale ordinaire des actionnaires suivante.

Les membres dont la durée des fonctions a expiré sont immédiatement rééligibles.

Lorsque la fonction de président du conseil d’administration est vacante, le conseil d’administration désigne un nouveau président parmi ses membres pour une durée de fonctions s’achevant à la fin de I’assemblée générale ordinaire des actionnaires suivante.

Article 17

Organisation

A l’exception de l’élection du président du conseil d’administration et des membres du comité de rémuneration par l’assemblée générale des actionnaires, le conseil d’administration détermine sa propre organisation. Il peut désigner parmi ses membres un, ou si nécessaire plusieurs, vice-président(s). Le conseil d’administration désigne en outre un secrétaire, qui n’a pas besoin d’être membre du conseil d’administration.

Le conseil d’administration peut déléguer à certains de ses membres en comités permanents ou ad hoc la preparation et l’exécution de ses décisions ou la supervision de parties spécifiques des affaires de la Société. Le conseil d’administration s’assure qu’il demeure dûment informé.

Sous réserve de dispositions imperatives de la loi ou des présents Statuts, le conseil d’administration détermine son organisation interne et Ia manière dont il prend ses décisions dans un règlement d’organisation.

Article 18

Convocation, décisions, procès-verbal

Le président, en son absence le vice-président ou tout autre membre du conseil d’administration, convoque une réunion aussi souvent que Ia marche des affaires l’exige ou lorsqu’un membre en fait Ia demande par écrit en précisant les raisons de Ia réunion. Une réunion peut également être tenue par téléphone ou par vidéoconférence.

Le conseil d’administration prend ses décisions à Ia majorité des voix exprimées.

Les décisions peuvent egalement être prises par écrit (y compris par fax ou par signature électronique) à moins qu’un membre ne réclame une délibération orate.

Article 19

Attributions

Le conseil d’administration peut prendre des décisions sur toutes les affaires qui ne sont pas attribuées à un autre organe social par Ia loi, les présents Statuts ou un règlement.

Le conseil d’administration possède en particulier les attributions intransmissibles et inaliénables suivantes:

1.                                      exercer Ia haute direction de Ia Société et établir les instructions nécessaires;

2.                                      fixer l’organisation de Ia Société;

3.                                      fixer les principes de la comptabilité, du contrôle financier et le plan financier;

4.                                      nommer et révoquer les personnes chargées de Ia gestion et de la représentation, ainsi que leur pouvoir de signature;

5.                                      exercer Ia haute surveillance sur les personnes chargées de Ia gestion pour s’assurer en particulier qu’elles observent la loi, les présents Statuts, les règlements et les instructions données;

6.                                      établir le rapport annuel et le rapport de rémunération, préparer les assemblée des actionnaires et exécuter les décisions prises par les assemblées des actionnaires;

7.                                      prendre les décisions nécessaires concernant le paiement subséquent relatif aux actions qui ne sont pas entièrement libérées;

8.                                      prendre les décisions concernant I’augmentation du capital-actions pour autant que ce pouvoir soit conféré au conseil d’administration (article 651 para. 4 CO) et concernant la confirmation d’augmentations de capital avec les modifications y relatives des statuts, ainsi que préparer le rapport d’augmentation;

9.                                      toutes les attributions et tous les pouvoirs intransmissibles et inaliénables du conseil d’administration tels que prévus dans la loi suisse sur la fusion et dans toutes autres lois;

10.                               informer le juge en cas de surendettement.

En outre, le conseil d’administration peut, dans les limites de la loi et sur Ia base du règlements d’organisation, déléguer entièrement ou partiellement ses pouvoirs, ainsi que Ia gestion et la représentation de la Société, à un ou plusieurs de ses membres ou à des tiers.

C.                                    Comité de rémunération

Article 20

Nombre de membres, élection, durée de fonctions

Le comité de rémunération est constitué de 1 à 3 membres du conseil d’administration.

Si le conseil d’administration compte moins de 4 membres, le comité de rémunération peut également se composer des mêmes membres que le conseil d’administration.

L’assemblée générale des actionnaires élit individuellement les membres du comité de rémunération pour une durée de fonctions s’achevant à la fin de l’assemblée générale des actionnaires ordinaire suivante.

Les membres dont Ia durée des fonctions à expiré sont immédiatement rééligibles.

Article 21

Organisation du comité de rémunération

Le comité de rémunération détermine sa propre organisation, le conseil d’administration élit le président du comité de rémunération.

Le conseil d’administration édicte un règlement fixant l’organisation et le processus de prise de décision du comité de rémunération.

Article 22

Attributions du comité de rémunération

Le comité de rémunération assiste le conseil d’administration dans l’établissement et la révision de la stratégie et des directives de rémunération, ainsi que dans la preparation des propositions à soumettre à l’assemblée générale des actionnaires concernant la rémunération du conseil d’administration et de la direction exécutive et peut soumettre au conseil d’administration des propositions en toutes autres matières relatives à la rémunération.

Le conseil d’administration établit un règlement déterminant pour quelles fonctions du conseil d’administration et de la direction exécutive le comité de rémunération propose au conseil d’administration les mesures de performances, les valeurs cibles et la rémunération, et pour quelles autres fonctions it aura compétence de déterminer de son propre chef, en accord avec les statuts et les directives de rémunération établies par le conseil d’administration, les mesures de performances, les valeurs cibles et la rémunération.

Le conseil d’administration peut déléguer au comité de rémunération d’autres tâches définies dans un règlement.

D.                                    Organe de révision

Article 23

Election, durée des fonctions

L’assemblée générale des actionnaires élit l’organe de révision.

La durée des fonctions de l’organe de révision est d’une année. Les fonctions de l’organe de révision débutent avec leur élection et s’achèvent le jour de l’assemblée générale ordinaire des actionnaires suivant ladite élection.

Aux fins des vérifications spéciales prévues en rapport avec les augmentations de capital (articles 652f, 653f, 653i CO), l’assemblée générale des actionnaires peut élire des réviseurs spéciaux. Si aucun réviseur spécial n’a été élu, l’organe de révision est chargé de ces fonctions.

Article 24

Devoirs de révision et de faire rapport

L’organe de révision exerce ses fonctions conformément aux dispositions applicables du Code suisse des obligations.

Article 25

Audits spéciaux et intérimaires

Le conseil d’administration peut en tout temps requérir de l’organe de révision qu’il procède à des audits spéciaux, y compris des audits intérimaires, et qu’il lui soumette ses rapports.

IV.                  Rémunération des membres du conseil d’administration et de la direction exécutive

Article 26

Principes généraux de rémunération

La rémunération des membres du conseil d’administration est constituée d’une rémunération fixe et variable. La rémunération totale prend en compte la position et le niveau de responsabilité du bénéficiaire.

La remunération des membres de la direction exécutive est constituée d’éléments de rémunération fixes et variables. La rémunération fixe comprend le salaire de base et d’autres éléments de rémunération. La rémunération variable peut comprendre des éléments de rémunération variable à court et à long terme. La rémunération prend en compte la position et le niveau de responsabilité du bénéficiaire.

Les élements de rémunération variables à court terme sont régis par des mesures de performance qui prennent en compte la performance de la Société ou de tout ou partie du groupe, des buts en relation avec le marché, d’autres sociétés ou d’autres repères comparables et/ou des buts personnels, leur accomplissement est généralement mesuré sur une période d’une année.

Les élements de rémunération variables à long terme sont régis par des mesures de performance qui prenne en compte des objectifs stratégiques et/ou financiers, leur accomplissement est généralement mesuré sur une période pluriannuelle, ainsi que des

éléments de maintien en poste. Selon la performance atteinte, la rémunération peut se monter à un multiplicateur prédéterminé du niveau cible.

Le conseil d’administration ou le comité de rémunération, si cette compétence lui a été déléguée, détermine les mesures de performance et les niveaux cibles des éléments de rémunération variables à court et long terme ainsi que leur accomplissement.

La rémunération peut être versée en espèces, sous forme d’actions, d’instrument ou d’unité sur la base d’action et/ou d’autres types de prestations. Le conseil d’administration ou le comité de rémunération, si cette compétence lui a été déléguée, détermine les conditions d’octroi, d’acquisition (vesting), d’exercice et de révocation. II peut en particulier prévoir la continuation, l’accéleration ou la suppression des conditions d’acquisition (vesting) et d’exercice, le versement d’une rémunération présumant l’atteinte des objectifs ou encore la déchéance des droits dans chaque cas lors d’événements prédétermines tels que notamment un changement de contrôle ou la fin d’un contrat de travail ou de mandat. La Société peut se procurer les actions requises par le biais d’achats sur le marché ou en utilisant son capital-actions conditionnel.

La rémunération peut être versée par la Société ou toute autre société qu’elle contrôle.

Article 27

Approbation de la rémunération par l’assemblée générale des actionnaires

L’assemblée générale des actionnaires approuve les propositions du conseil d’administration en relation avec le montant maximal total de :

1)                                     la rémunération du conseil d’administration pour la prochaine durée de fonctions ;

2)                                     la rémunération de Ia direction exécutive pour l’exercice social à venir.

Le conseil d’administration peut soumettre à l’approbation de l’assemblée générale des actionnaires des propositions différentes ou supplémentaires concernant les mêmes périodes ou des périodes différentes.

Si l’assemblée générale des actionnaires n’approuve pas une proposition du conseil d’administration, le conseil d’administration détérmine, en prenant en compte tous les critères pertinents, le montant (maximal) total ou des montants (maximaux) partiels respectifs, et soumet le(s) montant(s) ainsi déterminé(s) à l’approbation de la même assemblée générale des actionnaires, d’une assemblée extraordinaire des actionnaires ou de la prochaine assemblée générale des actionnaires.

La rémunération peut être versée avant l’approbation de I’assemblée générale des actionnaires, sous réserve d’une approbation ultérieure.

Article 28

Montant complémentaire en cas de changements au sein de Ia direction exécutive

Si le montant global maximal de la rémunération déjà approuvé par l’assemblée générale des actionnaires n’est pas suffisant pour couvrir également Ia rémunération d’une ou plusieurs personnes devenant membre(s) de Ia direction exécutive ou étant promue(s) au sein de la direction exécutive après que l’assemblée générale des actionnaires a approuvé la rémunération de Ia direction exécutive pour la période visée, Ia Societé ou toute autre société qu’elle contrôle est alors autorisée à verser à ce(s) membre(s) un montant complémentaire au cours de la (des) période(s) de rémunération déjà approuvée(s). Le montant maximal total par période de rémunération ne doit au total pas dépasser 100% du montant global de la rémunération de la direction exécutive approuvé en dernier par l’assemblée générale.

V.                       Contrats avec les membres du conseil d’administration et de Ia direction exécutive, prêts

Article 29

Contrats avec les membres du conseil d’administration et de Ia direction exécutive

La Société, ou toute société qu’elle contrôle, peut conclure des contrats de durée déterminée ou indéterminée avec les membres du conseil d’administration en relation avec leur rémunération. La durée et la résiliation doivent être conformes avec Ia durée de fonctions ainsi qu’avec les dispositions légates applicables.

La Société, ou toute société qu’elle contrôle, peut conclure des contrats de travail de durée déterminée ou indéterminée avec les membres de la direction exécutive. Les contrats de travail de durée déterminée peuvent avoir une durée maximale d’une année. Ils peuvent être renouvelés. Les contrats de travail de durée indéterminée peuvent prévoir un période de préavis d’au maximum douze mois.

La Société, ou toute société qu’elle contrôle peut conclure des accords de non concurrence avec les membres de Ia direction exécutive pour Ia période suivant la fin des rapports de travail. Leur durée ne peut excéder une année et l’indemnisation versée en relation avec un tel accord de non concurrence ne peut excéder la dernière rémunération annuelle totale du membre concerné de la direction exécutive.

Article 30

Prêts

Aucun prêt ne peut être octroyé aux membres du conseil d’administration ou de la direction générale.

VI.                  Mandats en dehors du groupe

Article 31

Aucun membre du conseil d’administration ne peut exercer plus de quatorze mandats supplémentaires, dont au maximum quatre dans des sociétés cotées.

Aucun membre de la direction exécutive ne peut exercer plus de cinq mandats, dont au maximum deux dans une société cotée.

Les mandats suivants ne sont pas soumis aux limites mentionnées ci-dessus :

1)                                     les mandats dans des sociétés contrôlées par la Société ou ayant le contrôle sur la Société

2)                                     les mandats assumés sur requête de la Société ou de toute autre société qu’elle contrôle. Aucun membre du conseil d’administration ou de la direction exécutive ne peut exercer plus de dix mandats de ce genre ; et

3)                                     les mandats dans des associations, organisation caritatives, fondations, trusts, fondations de prévoyance professionnelle, institutions éducatives, institutions sans buts lucratifs et d’autres organisations similaires. Aucun membre du conseil d’administration ou de la direction générale ne peut exercer plus de vingt-cinq mandats de ce genre.

Le terme mandat désigne tout mandat au sein d’organes supérieurs de direction ou d’administration d’entités juridiques qui ont l’obligation de s’inscrire au registre du commerce ou dans un registre similaire à I’etranger. Sont considérés comme étant un seul mandat, les mandats dans différentes entités légates sous contrôle commun (de droit ou de fait).

VII.             Comptes annuels, Dividendes

Article 32

Comptes annuels, rapport annuel

Le conseil d’administration détermine le début et la fin de I’exercice social.

Pour chaque exercice social, le conseil d’administration prépare un rapport annuel composé des comptes annuels (y compris le compte de pertes et profits, le bilan, le tableau des flux de trésorerie et l’annexe), le rapport de gestion et les comptes de groupe.

Article 33

Affectation du bénéfice, réserves

L’affectation du bénéfice ressortant du bilan est décidée par l’assemblée générale des actionnaires dans les limites de la loi. Le conseil d’administration soumet une proposition à cet égard à l’assemblée générale des actionnaires.

L’assemblée générale des actionnaires peut décider de constituer des réserves additionnelles excédant les réserves légales.

Tout dividende non réclamé après une période de cinq ans à compter de son échéance est alloué à la Société et attribué à la réserve générale.

VIII.                     Dissolution

Article 34

Dissolution, liquidation

L’assemblée générale des actionnaires peut décider en tout temps la dissolution et la liquidation de la Société en application de la loi et des présents Statuts.

A moins que I’assemblée générale n’ait confié cette tâche à une autre personne, la liquidation est exercée par le conseil d’administration.

La liquidation de la Société est effectuée en application des articles 742 ss CO. Le liquidateur est autorisé à aliéner des biens (y compris immobiliers) par contrat privé.

Après paiement de toutes les dettes, l’actif est réparti entre les actionnaires et les détenteurs de bons de jouissance au pro rata du nombre d’actions et de droits de souscription attachés aux bons de jouissance.

IX.                              Avis, communications

Article 35

Avis, communications

L’organe de publication officiel de la Société est la Feuille Officielle Suisse du Commerce. Le conseil d’administration peut désigner d’autres organes de publication.

Sous réserve des cas où la loi prévoit une notification personnelle, toutes les communications aux actionnaires sont réputées valablement effectuées si elles ont été publiées dans la Feuille Officielle Suisse du Commerce.

En cas de communications écrites de la Société aux actionnaires, celles-ci sont envoyées par courrier ordinaire à leur dernière adresse figurant dans le registre des actionnaires de la Société.

X.                                   Apports en nature, Reprise de biens

Article 36

Apports en nature

Monsieur Timothy Dyer fait apport, en son nom et à titre fiduciaire, à la Société de:

(i)                                     3’317’492 (trois millions trois cent dix-sept mille quatre cent nonante deux) actions d’une valeur nominale de CHF 1 (un franc suisse) chacune, entièrement libérées, d’Addex Pharma SA (anciennement Addex Pharmaceuticals SA) à Plan-les-Ouates (Genève).

Cet apport est fait et accepté pour le prix de CHF 3’317’492 (trois millions trois cent dix-sept mille quatre cent nonante deux francs suisses), montant imputé en totalité sur le capital-actions.

En contrepartie de cet apport, il est remis à Monsieur Timothy Dyer 3’317’492 (trois millions trois cent dix-sept mille quatre cent nonante deux) actions nominatives de CHF 1 chacune, entièrement libérées.

(ii)                                  670’000 (six cent septante mille) bons de participation d’une valeur nominale de CHF 1 (un franc suisse) chacun, entièrement libérés, représentant la totalité du capital-participation d’Addex Pharma SA (anciennement Addex Pharmaceuticals SA) à Plan-les-Ouates (Genève).

Cet apport est fait et accepté pour le prix de CHF 670’000 (six cent septante mille francs suisses), montant imputé en totalité sur le capital-participation.

En contrepartie de cet apport, il est remis à Monsieur Timothy Dyer 670’000 (six cent septante mille) bons de participation nominatifs de CHF 1 (un franc suisse) chacun, entièrement libérés.

Article 37

Reprise de biens

La Société à repris d’Addex Pharma SA (anciennement Addex Pharmaceuticals SA) à Plan-les-Ouates (Genève) I’intégralité du capital-actions de Addex Pharmaceuticals France SAS, société de droit français ayant son siège à Archamps (France), soit 37’000 (trente sept mille) actions d’une valeur nominale de EUR 1 (un Euro) chacune, pour le prix total de CHF 1 (un franc suisse).

XI.                              Divers

Article 38

Traduction des statuts

Les présents Statuts sont traduits du français en anglais. Seul le texte français fait foi.

**********

Genéve, le 23 juin 2016

David LACIN, notaire

Articles of Association

of

Addex Therapeutics Ltd

I.                                        Corporate Name, Registered Office, Duration, Purpose

Article 1

Corporate Name, Registered Office, Duration

Under the name Addex Therapeutics Ltd (Addex Therapeutics SA) (the “Company”) exists a corporation which is subject to these Articles of Association and the provisions of Chapter 26 of the Swiss Code of Obligations (CO). The registered office of the Company is in Plan-les-Ouates, canton of Geneva. The duration of the Company shall be unlimited.

Article 2

Purpose

The purpose of the Company is to acquire, to hold, to administer continuously, to sell and to finance participations in companies of all kinds in Switzerland and abroad, to the exclusion of real estate participations, except where permitted under Swiss law.

The Company may open branch offices and subsidiaries and agencies in Switzerland and abroad. It may grant guarantees or other security in relation to liabilities of affiliated companies. In addition, the Company may engage in any other commercial, financial and other activities which may promote or relate to the purpose of the Company.

The Company may acquire, manage, exploit and sell in Switzerland and abroad intellectual property rights and, where permitted under Swiss law, real estate.

II.                                   Share Capital, Bons de Jouissance, Shares Certificates, Shares Register, Nominees

Article 3

Share Capital

The share capital of the Company is CHF 13’454’553.— It is divided into 13’454’553 registered shares with a nominal value of CHF 1 each.

All shares are fully paid-in.

The Meeting of Shareholders may at any time convert registered shares into bearer shares or bearer shares into registered shares and, as the case may be, non-voting shares into shares, by amending these Articles of Association

Article 3a

Bons de jouissance

The Company has issued 1,700 (one thousand seven hundred) registered bons de jouissance (profit sharing certificates/Genussscheine) to be granted to employees and/or directors of the Company or a group company according to respective regulations of the Board of Directors.

The bons de jouissance are uncertificated.

The bons de jouissance are transmissible only with the prior consent of the Board of Directors.

The bons de jouissance do not form part of the share capital and do not have a nominal value. They do not grant any right to vote nor the right to attend Meetings of Shareholders. Each bon de jouissance grants (i) a right to subscribe for 1,000 shares and (ii) a right to liquidation proceeds of the Company calculated in accordance with Article 34 of the Articles of Association.

The Company shall maintain a register of holders of bons de jouissance listing the surname and first name (in the case of legal entities, the company name), address and nationality (in the case of legal entities, the registered office) of the holders of bons de jouissance.

The provisions regarding the share register (Article 5 of the Articles of Association) shall apply mutatis mutandis to the register of holders of bons de jouissance.

The Board of Directors may at any time hold, acquire or alienate bons de jouissance for the account of the Company. The Company can at any time cancel bons de jouissance.

Article 3b

Authorized Share Capital

The Board of Directors shall be authorized, at any time until 23 June 2018 to increase the share capital in an amount of CHF 6’727’276.- through the issuance of 6’727’276 fully paid registered shares with a nominal value of CHF 1 each. An increase in partial amounts shall be permitted. The Board of Directors shall détermine the issue price, the type of payment, the date of issue of new shares, the conditions for the exercise of pre-emptive rights and the beginning date for dividend entitlement. In this regard, the Board of Directors may issue new shares by means of a firm underwriting through a banking institution, a syndicate or another third party with a subsequent offer of these shares to the current shareholders (unless the pre-emptive rights of current shareholders are excluded). The Board of Directors may permit pre-emptive rights that have not been exercised to expire or it may place these rights and/or shares as to which pre-emptive rights have been granted but not exercised, at market conditions or use them for other purposes in the interest of the Company.

The subscription and acquisition of the new shares, as well as each subsequent transfer of the shares, shall be subject to the restrictions of Article 5 of the Articles of Association.

The Board of Directors is authorized to restrict or exclude the pre-emptive rights of shareholders and allocate such rights to third parties if the shares are to be used (1) for the acquisition of enterprises, parts of an enterprise, or participations, or for new investments, or, in case of a share placement, for the financing or refinancing of such transactions; or (2) for the purpose of the participation of strategic partners (including in the event of a public tender offer) or for the purpose of an expansion of the shareholder constituency in certain investor markets or (3) for the granting of an over-allotment option (Greenshoe) of up to 20 percent to the banks involved in connection with a placement of shares, or (4) for raising capital in a fast and flexible manner, which would not be achieved without the exclusion of the statutory pre-emptive rights of the existing shareholders.

Article 3c

Conditional Share Capital

A)                                   The share capital of the Company may be increased by a maximum aggregate amount of CHF 2’600’000.- through the issuance of a maximum of 2’600’000 registered shares, which shall be fully paid-in, with a par value of CHF 1 per share by the exercise of option rights or subscription rights attached to bons de jouissance which the employees, directors and/or consultants of the Company or a group company are granted according to respective regulations of the Board of Directors. The pre-emptive rights of the shareholders are excluded. The acquisition of registered shares through the exercise of option rights or subscription rights granted to the holders of bons de jouissance and the subsequent transfer of the registered shares shall be subject to the transfer restrictions provided in Article 5 of the Articles of Association.

B)                                   The share capital of the Company may be increased by a maximum aggregate amount of CHF 4’127’276.- through the issuance of a maximum 4’127’276 registered shares, which shall be fully paid-in, with a par value of CHF 1 per share by the exercise of option and/or conversion rights which are granted in connection with the issue of bonds, similar obligations or other financial instruments by the Company or another group company. In the case of the issue of bonds, similar obligations or other financial instruments linked with option and/or conversion rights, the pre-emptive right of shareholders is excluded. The holders of option and/or conversion rights are entitled to receive the new shares. The Board of Directors shall détermine the terms of the option and/or conversion rights. The acquisition of registered shares through the exercise of option or conversion rights and the subsequent transfer of the registered shares shall be subject to the transfer restrictions provided in Article 5 of the Articles of Association.

The Board of Directors shall be authorized to restrict or exclude the pre-emptive rights of shareholders (1) if the debt or other financial instruments issued with conversion rights or warrants are for the purpose of financing or refinancing of the acquisition of enterprises, parts of an enterprise, or participations or new investments or (2) if such debt or other financial instruments are issued on the national or international capital markets and for the purpose of a firm underwriting by a banking institution or a con¬sortium of banks with subsequent offering to the public. If the advance subscription rights are excluded by the Board of Directors, the following shall apply: the issuance of convertible bonds or warrants or other financial market instruments shall be made at the prevailing market conditions (including dilution protection provisions in accordance with market practice) and the new shares shall be issued pursuant to the relevant conversion or exercise rights in connection with bond or warrant issue conditions. Conversion rights may be exercised during a maximum 10-year period, and warrants may be exercised during a maximum 7-year period, in each case from the date of the respective issuance.”

Article 4

Abolished Printing of Share Certificates

The shareholder may at any time request the Company to issue a confirmation of the number of registered shares held by such shareholder. The shareholder is not entitled, however, to request the printing or delivery of share certificates for registered shares. The Company may, on the other hand, at any time print and deliver share certificates for registered shares, and may, with the consent of the shareholder, cancel share certificates that are delivered to it, without replacement.

Uncertificated registered shares, including any uncertificated rights arising thereunder, may be transferred only by way of assignment. In order to be valid, such assignment requires notification to the Company.

If a bank administers uncertificated registered shares on a shareholders’ behalf, such shares and the uncertificated rights arising thereunder may only be transferred with the bank’s cooperation. Furthermore, they can only be pledged in favor of such bank, in which case no notification to the Company is required.

Article 5

Share Register, Nominees

The Company shall maintain a share register listing the surname and first name (in the case of legal entities, the company name), address and nationality (in the case of legal entities, the registered office) of the owners and usufructuaries of the registered shares. If a registered shareholder changes his address, the new address must be communicated to the Company. As long as this has not been done, all notices by letter will be sent validly to the address entered in the share register.

Acquirers of registered shares shall upon application be registered as shareholders with the right to vote, provided that they expressly declare that they acquired the registered shares in their own name and for their own account.

The Board of Directors may register nominees with the right to vote in the share register to the extent of up to 5% of the registered share capital as set forth in the commercial register. Registered shares held by a nominee that exceed this limit may be registered in the share register with the right to vote if the nominee discloses the names, addresses and the number of shares of the persons for whose account it holds 1% or more of the registered share capital as set forth in the commercial register. Nominees within the meaning of this provision are persons who do not explicitly declare in the request for registration to hold the shares for their own account and with whom the Board of Directors has entered into a corresponding agreement.

Corporate bodies and partnerships or other groups of persons or joint owners who are interrelated to one another through capital ownership, voting rights, uniform management or otherwise as well as individuals or corporate bodies and partnerships who act in concert to circumvent the regulations concerning the nominees (especially as syndicates), shall be treated as one single nominee within the meaning of the preceding paragraph.

After hearing the registered shareholder or nominee, the Board of Directors may cancel, with retroactive effect as of the date of registration if appropriate, the registration of shareholders if the registration was effected based on false information or in case of breach of the agreement between the nominee and the Board of Directors. The respective shareholder or nominee shall be informed immediately of the cancellation of the registration.

The Board of Directors shall specify the details and give the necessary orders concerning the adherence to the preceding regulations. In particular cases it may allow exemptions from the regulation concerning nominees. It may delegate its duties.

The limitation for registration in the share register provided for in this Article shall also apply to shares acquired or subscribed by the exercise of subscription, option or conversion rights.

Article 6

Exercise of Shareholders’ Rights

Shares are not divisible. The Company shall only accept one representative per share.

The voting rights and other rights associated with a registered share may only be exercised by a shareholder, usufructuary or nominee registered in the share register with the right to vote, or by persons who are entitled by law to the voting right of a share, subject to Article 13, which regulates the representation of the shareholders.

III.                              Corporate Bodies

Article 7

Corporate Bodies

The corporate bodies of the Company are:

a)                                     The Meeting of Shareholders;

b)                                     The Board of Directors;

c)                                      The (statutory) Auditors.

B.                                    The Meeting of Shareholders

Article 8

Powers of the Shareholders Meeting

The Meeting of Shareholders is the supreme body of the Company. The following non-delegable powers are vested in the Meeting of Shareholders:

1.                                      to adopt and amend the Articles of Association;

2.                                      to elect and remove the members of the Board of Directors, the Chairman of the Board of Directors, the members of the Compensation Committee, the Auditors and the Independent Voting Rights Representative;

3.                                      to approve the annual report and the consolidated financial statements;

4.                                      to approve the annual financial statements and to détermine the allocation of profits as shown on the balance sheet, in particular with regard to dividends;

5.                                      to approve the compensation of the Board of Directors and the Executive Management in accordance with Article 27 of these Articles of Association;

6.                                      to grant discharge to the members of the Board of Directors and the persons entrusted with management;

7.                                      to pass resolutions concerning all matters reserved to the authority of the Meeting of Shareholders by law or under the Articles of Association.

Article 9

Ordinary and Extraordinary Meeting of Shareholders

The Ordinary Meeting of Shareholders shall be held each year within six months after the close of the business year.

Extraordinary Meetings of Shareholders shall be held when deemed necessary by the Board of Directors or the Auditors or demanded by a resolution of the shareholders in a Meeting of Shareholders. Furthermore, an Extraordinary Meeting of Shareholders shall be convened if this is requested by one or more shareholder(s) who represent an aggregate amount of at least 10 percent of the share capital and who submit in writing a petition specifying the items for the agenda and the proposals, and, in case of elections, the name of the proposed candidates.

Article 10

Convocation

The Meeting of Shareholders shall be called by the Board of Directors or, if necessary, the Auditors, no later than 20 days prior to the meeting date. The liquidators shall also be entitled to call a Meeting of Shareholders.

Notice of the meeting shall be given by way of an announcement appearing once in the official publication organ of the Company. Holders of registered shares may also be informed by ordinary mail.

The annual business report, the Compensation Report and the Auditor’s report and, if any, the Group Auditor’s report must be available for examination by the Shareholders at the registered office of the Company at least 20 days prior to the date of the Ordinary Meeting of Shareholders. Such reference shall be included in the invitation to the Ordinary Meeting of Shareholders.

The notice of a meeting shall state the items on the agenda and the proposals of the Board of Directors and, if applicable, of the shareholders who demanded that a Meeting of Shareholders be held or that an item be included in the agenda and, in case of elections, the names of the nominated candidates.

Article 11

Agenda

One or more shareholders whose combined shareholdings represent an aggregate nominal value of at least CHF 1,000,000 or at least 10 percent of the share capital may demand that an item be included on the agenda of a Meeting of Shareholders. Such a request must be made in writing to the Board of Directors at the latest 60 days before the Meeting and shall specify the agenda items and the proposals made.

No resolution may be passed on agenda items for which no proper notice was given; this prohibition does not apply, however, to proposals made during a Meeting of Shareholders to call an Extraordinary Meeting of Shareholders or to initiate a special audit.

No prior notice is required for proposals concerning items included on the agenda and for debates as to which no vote is taken.

Article 12

Chairman, Vote Counters, Minutes

The Meeting of Shareholders shall be chaired by the Chairman of the Board. In his absence, the Vice-Chairman or any other member of the Board designated by the Board shall take the chair.

The Chairman of the Meeting shall designate the Secretary and the vote counters, who need not be shareholders. The minutes shall be signed by the Chairman of the Meeting and the Secretary.

Article 13

Voting Rights, Proxies, Independent Voting Rights Representative

Each share recorded as share with voting rights in the share register confers one vote on its registered holder.

The Board of Directors shall issue procedural rules regarding participation in and representation at the Meeting of Shareholders. Every shareholder may be represented at the Meeting of Shareholders by the Independent Voting Rights Representative or any person who is authorized by a written proxy. A proxy need not be a shareholder.

The General Meeting of Shareholders shall elect the Independent Voting Rights Representative for a term of office extending until completion of the next Annual General Meeting of Shareholders. Re-election is permitted.

If the Company does not have an Independent Voting Rights Representative, the Board of Directors shall appoint the Independent Voting Rights Representative for the next General Meeting of Shareholders.

Article 14

Resolutions, Elections

Unless otherwise required by law or these Articles of Association, the Meeting of Shareholders shall pass resolutions and decide elections upon an absolute majority of votes represented. In case of a tie, the Chairman of the Meeting shall have a casting vote. Resolutions and elections shall be decided by a show of hands, unless a vote by written ballot or in electronic manner is resolved by the Meeting of Shareholders or ordered by the Chairman of the Meeting. The Chairman of the Meeting may at any time order to repeat an election or resolution taken on a show of hands with a written or electronic ballot, if he doubts the results of the vote. In this case, the preceding election or resolution taken on a show of hands is deemed not to have occurred.

If the first ballot fails to result in an election and more than one candidate is standing for election, the Chairman of the Meeting shall order a second ballot in which a relative majority shall be decisive.

C.                                    Board of Directors

Article 15

Number of Directors

The Board of Directors shall consist of a minimum of 1 member and a maximum of 11 members.

Article 16

Election, Term of Office

The members of the Board of Directors and the Chairman of the Board of Directors are elected individually by the General Meeting of Shareholders for a term of office extending until completion of the next Annual General Meeting of Shareholders.

Members whose term of office has expired are immediately eligible for re-election.

Should the position of Chairman of the Board of Directors become vacant, the Board of Directors shall appoint a new Chairman from among its members for a term of office extending until completion of the next Ordinary General Meeting of Shareholders.

Article 17

Organization of the Board of Directors

Except for the election of the Chairman of the Board of Directors and the members of the Compensation Committee by the General Meeting of Shareholders, the Board of Directors shall determinate its own organisation. It may elect from its members one or, if necessary, several Vice-Chairmen. The Board of Directors shall further appoint a Secretary, who need not be a member of the Board of Directors.

The Board of Directors may appoint from amongst its members standing or ad hoc committees entrusted with the preparation and execution of its décisions or the supervision of specific parts of the business. The Board of Directors shall ensure that it is kept properly informed.

Subject to mandatory law and the provisions of these Articles of Association, the Board of Directors détermines its own internal organization and the modalities for the passing of resolutions in Organizational Rules.

Article 18

Convening of Meetings, Resolutions, Minutes

The Chairman, in his absence the Vice-Chairman or any other member of the Board of Directors shall convene meetings if and when the need arises or whenever a member requests a meeting in writing setting forth the reasons for the meeting. A meeting may also be held by telephone or video conference.

The adoption of resolutions of the Board of Directors requires a majority of the votes cast.

Resolutions may also be passed in writing (including by telefax or by electronic signature) unless a member of the Board of Directors requests oral deliberation.

Article 19

Attributions

The Board of Directors may pass resolutions concerning all matters not reserved to the authority of any other corporate body by law, these Articles of Association or regulations.

The Board of Directors has, in particular, the following non-delegable and inalienable duties:

1.                                      the ultimate direction of the Company and the issuance of the necessary instructions;

2.                                      the determination of the organization of the Company;

3.                                      the structuring of the accounting system, financial control and financial planning;

4.                                      the appointment and removal of the persons entrusted with management and representation of the Company, as well as the determination of their signatory power;

5.                                      the ultimate supervision of the persons entrusted with management of the Company, specifically in view of their compliance with the law, these Articles of Association, the regulations and directives;

6.                                      the preparation of the business report and the Compensation report, preparation of the Meetings of Shareholders and the implementation of the resolutions adopted by the Meeting of Shareholders;

7.                                      the passing of resolutions regarding the subsequent payment of capital with respect to non fully paid-in shares;

8.                                      the passing of resolutions concerning an increase in share capital to the extent that such power is vested in the Board of Directors (art. 651 para. 4 CO) and of resolutions concerning the confirmation of capital increases and corresponding amendments to the Articles of Association, as well as making the required report on the capital increase;

9.                                      the non-delegable and inalienable duties and powers of the board of directors pursuant to the Swiss Merger Act and any other law;

10.                               the notification of the judge if liabilities exceed assets.

In addition, the Board of Directors may, within the limits of the law and by virtue of the Organizational Rules, delegate in whole or in part, its powers, as well as management and the representation of the Company to one or several members of the Board of Directors or to third parties.

D.                                    Compensation Committee

Article 20

Number of members, election, term of office

The Compensation Committee shall comprise 1 to 3 members of the Board of Directors. If the Board of Directors consists of less than 4 members, the Compensation Committee may consist of the same members as the Board of Directors.

Members of the Compensation Committee shall be elected individually by the General Meeting of Shareholders for a term of office extending until completion of the next Ordinary General Meeting of Shareholders.

The members of the Compensation Committee are immediately eligible for re-election at the end of their term of office.

Article 21

Organization of the Compensation Committee

The Compensation Committee shall détermine its own organization. The Board of Directors shall elect the Chairman of the Compensation Committee.

The Board of Directors shall issue regulations establishing the organization and décision making process of the Compensation Committee.

Article 22

Powers and Duties of the Compensation Committee

The Compensation Committee shall support the Board of Directors in establishing and reviewing the compensation strategy and guidelines as well as in preparing the proposals to the General Meeting of Shareholders regarding the compensation of the Board of Directors and of the Executive Management, and may submit proposals to the Board of Directors in other compensation-related issues.

The Board of Directors shall détermine in regulations for which positions of the Board of Directors and of the Executive Management the Compensation Committee shall submit proposals for the performance metrics, target values and the compensation to the Board of Directors, and for which positions it shall itself détermine, in accordance with the Articles of Association and the compensation guidelines established by the Board of Directors, the performance metrics, target values and the compensation.

The Board of Directors may delegate further tasks to the Compensation Committee that shall be détermined in regulations.

Article 23

Election, Term of Office

The Meeting of Shareholders shall elect the Auditors.

The term of office of the Auditors shall be one year. The term of office commences on the day of the election and expires on the day of the next Ordinary Meeting of Shareholders.

The Meeting of Shareholders may for purposes of the special reviews required in connection with capital increases (articles 652f, 653f, 653i CO) elect special auditors. If no special auditors have been elected, the regular Auditors are in charge of these tasks.

Article 24

Duty to Audit and Report

The Auditors perform their duties in accordance with the applicable provisions of the Swiss Code of Obligations.

Article 25

Special Audits, Interim Audits

The Board of Directors may at any time request the Auditors to conduct special audits, including interim audits, and to submit their reports.

IV.                               Compensation of the Board of Directors and Executive Management

Article 26

General principals of compensation

The compensation of the members of the Board of Directors consists of fixed and variable compensation elements. The total compensation shall take into consideration position and level of responsibility of the recipient.

The compensation of the members of the Executive Management consists of fixed and variable compensation elements. The fixed compensation comprises the base salary and other compensation elements. The variable compensation may comprise short-term and long term variable compensation elements. The compensation shall take into consideration position and level of responsibility of the recipient.

The short-term variable compensation elements shall be governed by performance metrics that take into account the performance of the Company, the group or parts thereof, targets in relation to the market, other companies or comparable benchmarks and/or individual targets, and achievement of which is generally measured during a one-year period.

Long-term variable compensation elements shall be governed by performance metrics that take into account strategic and/or financial objectives, achievement of which is generally measured during a perennial period, as well as retention elements.

Depending on achieved performance, the compensation may amount to a predétermined multiplier of target level.

The Board of Directors or, to the extent delegated to it, the Compensation Committee shall détermine the performance metrics and target levels of the short- and long-term variable compensation elements, as well as their achievement.

The compensation may be paid in the form of cash, shares, share-based instruments or units or in the form of other types of benefits. The Board of Directors or, to the extent delegated to it, the Compensation Committee shall détermine grant, vesting, exercise and forfeiture conditions. In particular, they may provide for continuation, acceleration or removal of vesting and exercise conditions, for payment or grant of compensation based upon assumed target achievement, or for forfeiture, in each case in the event of pre¬détermined events such as a change-of-control or termination of an employment or mandate agreement. The Company may procure the required shares through purchases in the market or by using conditional share capital.

Compensation may be paid by the Company or companies controlled by it.

Article 27

Approval of Compensation by the General Meeting of Shareholders

The General Meeting of Shareholders shall approve the proposals of the Board of Directors in relation to the maximum aggregate amounts of:

1.                                      the compensation of the Board of Directors for the next term of office;

2.                                      the compensation of the Executive Management for current financial year.

The Board of Directors may submit for approval by the General Meeting of Shareholders deviating or additional proposals relating to the same or different periods.

In the event the General Meeting of Shareholders does not approve a proposal of the Board of Directors, the Board of Directors shall détermine, taking into account all relevant factors, the respective (maximum) aggregate amount or (maximum) partial amounts, and submit the amount(s) so détermined for approval by the same Annual General Meeting of Shareholders, an Extraordinary General Meeting of Shareholders or the next Annual General Meeting of Shareholders.

The compensation may be paid out prior to approval by the General Meeting of Shareholders subject to sub - sequent approval.

Article 28

Additional amounts in case of changes in the Executive Management

If the maximum aggregate amount of compensation already approved by the General Meeting of Shareholders is not sufficient to also cover the compensation of one or more persons who become members of the Executive Management or are being promoted within the Executive Management after the General Meeting of Shareholders has approved the compensation of the Executive Management for the relevant period then the Company or companies controlled by it shall be authorised to pay such member(s) a supplementary amount during the compensation period(s) already approved. The supplementary amount per compensation period shall in total not exceed 100% of the maximum aggregate amount of compensation of the Executive Management last approved.

V.                                    Agreements with members of the Board of Directors and of the Executive Management, loans

Article 29

Agreements with members of the Board of Directors and of the Executive Management

The Company or companies controlled by it may enter into agreements for a fixed term or for an indefinite term with members of the Board of Directors with respect to their compensation. The duration and termination shall comply with the term of office and the law.

The Company or companies controlled by it may enter into employment agreements for a fixed term or for an indefinite term with members of the Executive Management. Employment agreement for a fixed term may have a maximum duration of one year; renewal is permitted. Employment agreements for an indefinite term may have a termination notice period of maximum twelve months.

The Company or companies controlled by it may enter agreements on non-compete with members of the Executive Management for the time after termination of employment. Their duration shall not exceed one year, and consideration paid for such non-compete undertaking shall not exceed the last total annual compensation of such member of the Executive Management.

Article 30

Credits

Credits may not be granted to members of the Board of Directors or the Executive Management

VI.                               Mandates Outside the Group

Article 31

No member of the Board of Directors may hold more than fourteen additional mandates of which no more than four mandates may be in companies listed on a stock exchange.No member of Executive Management may hold more than five mandates of which no more than two may be in companies listed on a stock exchange.

The following mandates shall not be subject to the above mentioned limitations:

1.                                      Mandates in companies that are controlled by the Company or which control the Company;

2.                                      Mandates that are carried out at the request of the Company or companies controlled by it. No member of the Board of Directors or of the Executive Management shall carry out more than ten such mandates; and

3.                                      Mandates in associations, non-profit organizations, foundations, trusts and employee welfare foundations, education institutions, non-profit institutions and other similar organisations. No members of the Board of Director or of the Executive Management may carry out more than twenty-five such mandates.

Mandates shall mean mandates in the supreme governing body of a legal entity which is required to be registered in the commercial register or a comparable foreign register. Mandates in different legal entities that are under joint control or same beneficial ownership are deemed one mandate.

VII.                          Financial Year, Allocation of Profits

Article 32

Financial Year, Annual Report

The Board of Directors détermines the beginning and the end of the business year.

For each business year, the Board of Directors shall prepare an annual report consisting of the annual financial statements (including the profit and loss statements, balance sheet and notes to the financial statements), the business report and the consolidated financial statements.

Article 33

Allocation of Profits, Reserves

The profit shown on the balance sheet shall be allocated by the Meeting of Shareholders within the limits set by applicable law. The Board of Directors shall submit its proposals to the Meeting of the Shareholders.

Further reserves may be taken in addition to the reserves required by law.

Dividends that have not been claimed within five years after their due date shall pass to the Company and be allocated to the general reserves.

VIII.                     Dissolution

Article 34

Dissolution, Liquidation

The Meeting of Shareholders may at any time resolve the dissolution and liquidation of the Company in accordance with the provisions of the law and of the Articles of Association.

The liquidation shall be carried out by the Board of Directors to the extent that the Meeting of Shareholders has not entrusted the same to other persons.

The liquidation of the Company shall take place in accordance with article 742 seq. CO. The liquidators are authorized to dispose of the assets (including real estate) by way of private contract.

After all debts have been satisfied, the net proceeds shall be distributed among the shareholders and the holders of bons de jouissance in proportion to the number of shares and the number of subscription rights attached to the bons de jouissance.

IX.                              Notices, Communications

Article 35

Notices, Communications

The official publication organ of the Company shall be the Swiss Official Gazette of Commerce (Feuille Officielle Suisse du Commerce). The Board of Directors may designate other publication organs as well.

To the extent that personal notification is not mandated by law, all communications to the shareholders shall be deemed valid if published in the Swiss Official Gazette of Commerce.

In case of written communications by the Company to its shareholders, such shall be sent by ordinary mail to the last address of the shareholder entered in the share register of the Company.

X.                                   Contribution in Kind, Acquisition of Assets

Article 36

Contribution in Kind

Mr. Timothy Dyer contributes to the Company, on its own behalf and on a fiduciary basis:

(i)                                     3,317,492 (three-million-three-hundred-seventeen-thousand-and-four-hundred-ninety-two) fully paid-in shares of Addex Pharma SA (formerly Addex Pharmaceuticals SA) in Plan-les-Ouates (Geneva) with a nominal value of CHF 1 (one Swiss Franc) each.

This contribution in kind is made and accepted at the price of CHF 3,317,492 (three-million-three-hundred-seventeen-thousand-four-hundred ninety-two Swiss Francs), entirely made on account of the share capital.

In consideration for this contribution in kind, the Company allots 3,317,492 (three¬million-three-hundred-seventeen-thousand-four-hundred-ninety-two) fully paid-in registered shares with a nominal value of CHF 1 (one Swiss Franc) each.

(ii)                                  670,000 (six-hundred-seventy-thousand) fully paid-in non-voting shares (bons de participation) with a nominal value of CHF 1 (one Swiss Franc) each, representing the entire capital of non-voting shares (capital-participation) of Addex Pharma SA (formerly Addex Pharmaceuticals SA) in Plan-les-Ouates (Geneva).

This contribution in kind is made and accepted at the price of CHF 670,000 (six¬hundred-seventy-thousand), entirely made on account of the share capital.

In consideration for this contribution in kind, the Company allots 670,000 (six¬hundred-seventy-thousand) fully paid-in non-voting shares (bons de participation) with a nominal value of CHF 1 (one Swiss Franc) each.

Article 37

Acquisitions of Assets

The Company has acquired from Addex Pharma SA (formerly Addex Pharmaceuticals SA) in Plan-les-Ouates (Geneva) the entire share capital of Addex Pharmaceuticals France SAS, a company incorporated under the laws of France with registered seat in Archamps (France), that is, 37,000 (thirty-seven-thousand) shares with a nominal value of EUR 1 each (one Euro), for the total purchase price of CHF 1 (one Swiss Franc).

XI.                              Miscellaneous

Article 38

Translation of the Articles of Association

The Articles of Association are translated in English. The French text is the only official version.

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Genève, le 23 juin 2016

David LACIN, notaire